Exhibit 99.1

For Immediate Release

Tom Taggart

(415) 765-2249

thomas.taggart@unionbank.com

Dan Weidman

(213) 236-4050

daniel.weidman@unionbank.com

UNIONBANCAL CORPORATION ANNOUNCES COMPLETION OF

ACQUISITION OF PACIFIC CAPITAL BANCORP

SAN FRANCISCO, December 1, 2012 – UnionBanCal Corporation (“UNBC”) and its primary subsidiary, Union Bank, N.A. (“Union Bank”), today announced that it has completed its $1.5 billion purchase of Pacific Capital Bancorp (“PCBC”), a bank holding company headquartered in Santa Barbara, California. As part of the transaction, Santa Barbara Bank & Trust, N.A. will be merged with and into Union Bank on December 3, 2012, with Union Bank continuing as the surviving entity. The merger received final regulatory approval on November 14, 2012.

Through the transaction, Union Bank acquires $3.7 billion in loans held for investment and $4.7 billion in deposits, as of September 30, 2012.

The registration of PCBC’s common stock under the Securities Exchange Act of 1934, as amended, will be terminated. Shares of PCBC common stock will no longer be listed on any stock exchange or quotation system, including the Nasdaq Global Market. Public stockholders of record of PCBC will receive a letter of transmittal with detailed instructions for exchanging their stock certificates for the per share merger consideration. Pursuant to the Merger Agreement, each outstanding share of common stock of PCBC has been converted into the right to receive $46.00 per share in cash, without interest.

If any public stockholders’ shares are held in “street name” by their broker, bank or other nominee, such stockholders will receive instructions from their broker, bank or other nominee as to how to effect the surrender of their “street name” shares in exchange for the per share merger consideration. Any stockholders of PCBC with questions about the merger should contact PCBC Investor Relations c/o UnionBanCal Corporation, 1021 Anacapa Street, Santa Barbara, California 93101, or by telephone at (805) 884-6680.

-more-

UNBC-PCBC

About UnionBanCal Corporation & Union Bank, N.A.

Headquartered in San Francisco, UnionBanCal Corporation is a financial holding company with assets of $88.2 billion at September 30, 2012. Its primary subsidiary, Union Bank, N.A., is a full-service commercial bank providing an array of financial services to individuals, small businesses, middle-market companies, and major corporations. As of September 30, 2012, the bank operated 402 branches in California, Washington, Oregon, Texas, New York and Illinois, as well as two international offices. UnionBanCal Corporation is a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a subsidiary of Mitsubishi UFJ Financial Group, Inc. Union Bank is a proud member of the Mitsubishi UFJ Financial Group (MUFG) (NYSE:MTU), one of the world’s largest financial organizations. Visit http://www.unionbank.com for more information.

Additional Information

In connection with the merger, PCBC has filed a definitive information statement relating to the merger with the Securities and Exchange Commission (SEC). PCBC INVESTORS SHOULD READ THE DEFINITIVE INFORMATION STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND PCBC, including, without limitation, information regarding the delisting and deregistration of PCBC shares following the merger, and instructions regarding the exchange of PCBC shares following the consummation of the merger for the per share merger consideration. You can obtain the definitive information statement, as well as other filings containing information about PCBC, free of charge, at the website maintained by the SEC at www.sec.gov. In addition, filings made by PCBC with the SEC, other than preliminary materials, may be obtained free of charge by contacting PCBC Investor Relations c/o UnionBanCal Corporation, 1021 Anacapa Street, Santa Barbara, California 93101, or by telephone at (805) 884-6680.

Cautionary Statement Concerning Forward-Looking Information

This document contains forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in UNBC’s forward-looking statements. Many of these factors are beyond UNBC’s ability to control or predict and could have a material adverse effect on UNBC’s financial condition, results of operations and/or prospects. Such risks and uncertainties include, but are not limited to, those discussed in UNBC’s public filings with the SEC. All forward-looking statements included in this document are based on information available at the time of such document, and UNBC assumes no obligation to update any forward-looking statement.

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